ACTEL CORPORATION Q1 2005 EARNINGS RELEASE


Contact:  Jon Anderson, Actel Corporation (650) 318-4445



For Release:  April 26, 2005 @ 1:30 P.M. PT



              ACTEL ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS


     Mountain View, Calif. - Actel Corporation (NASDAQ: ACTL) today announced net revenues of $44.0 million for the first quarter of 2005, up 4 percent from the first quarter of 2004 and up 9 percent from the fourth quarter of 2004.



     Pro-forma net income, which excludes acquisition-related amortization and other non-recurring items, was $2.0 million for the first quarter of 2005 compared with $3.2 million for the first quarter of 2004 and $0.6 million for the fourth quarter of 2004. Pro-forma earnings were $0.08 per diluted share compared with $0.12 for the first quarter of 2004 and $0.03 for the fourth quarter of 2004.



     Including all amortization and other costs in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $1.4 million, or $0.06 per diluted share, for the first quarter of 2005 compared with net income of $2.5 million, or $0.09 per diluted share, for the first quarter of 2004 and a net loss of $3.2 million, or ($0.12) per share, for the fourth quarter of 2004.



     Gross margin in accordance with GAAP was 59.3 percent for the first quarter of 2005 compared with 60.9 percent for the first quarter of 2004 and 48.2 percent for the fourth quarter of 2004.



     John East, president and CEO, stated, "In addition to better than expected financial results during the first quarter, we also announced our third generation flash-based programmable logic solutions. I'm very excited about the new ProASIC3 and ProASIC3E families, which include the world's lowest priced FPGA."



Business Outlook - Second Quarter 2005

     The company believes that second quarter revenues will be flat to up slightly. Gross margin is expected to be about 59 percent. Operating expenses are anticipated to come in at approximately $24.7 million. Other income is expected to be about $0.8 million. The tax rate for the quarter is anticipated to be approximately 10 percent. Share count is expected to be about 25.6 million shares.



     A conference call to discuss first quarter results will be held today at 2:30 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel's web site, www.actel.com. In addition, the Company expects to issue a press release providing a financial update early in June 2005.



     Actel Corporation is a supplier of innovative programmable logic solutions, including FPGAs based on antifuse and flash technologies, high-performance intellectual property (IP) cores, software development tools and design services, targeted for the high-speed communications, application-specific integrated circuit (ASIC) replacement and radiation-tolerant markets. Founded in 1985, Actel employs more than 500 people worldwide. The Company is traded on the Nasdaq National Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, CA 94043-4655. Telephone: 888-99-ACTEL (992-2835). Internet: http://www.actel.com.



     The statements under the heading "Business Outlook - Second Quarter 2005" are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the "Risk Factors" in Actel's most recent Form 10-K, which can be found on Actel's web site, www.actel.com. Actel's quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel's stock to decline significantly.



Editor's Note: The Actel name and logo are trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.

                                ACTEL CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
               (unaudited, in thousands except per share amounts)


                                                                                            Three Months Ended
                                                                             -----------------------------------------------
                                                                                 Apr. 3,          Apr. 4,          Jan. 2,
                                                                                  2005             2004             2005
                                                                             --------------    -------------   -------------
Net revenues............................................................     $      43,984      $     42,153    $     40,256
Costs and expenses:
   Cost of revenues.....................................................            17,916            16,497          20,864
   Research and development.............................................            11,617            10,663          11,160
   Selling, general, and administrative.................................            13,078            11,811          12,969
   Amortization of acquisition-related intangibles......................               558               663             663
                                                                             --------------    -------------   -------------
         Total costs and expenses.......................................            43,169            39,634          45,656
                                                                             --------------    -------------   -------------
Income (loss) from operations...........................................               815             2,519          (5,400)
Interest income and other, net..........................................               780               656             782
                                                                             --------------    -------------   -------------
Income (loss) before tax (benefit) provision............................             1,595             3,175          (4,618)
Tax (benefit) provision.................................................               158               635          (1,451)
                                                                             --------------    -------------   -------------
Net income (loss).......................................................     $       1,437      $      2,540    $     (3,167)
                                                                             ==============    =============   =============

Net income (loss) per share:
   Basic................................................................     $        0.06      $       0.10    $      (0.12)
                                                                             ==============    =============   =============
   Diluted..............................................................     $        0.06      $       0.09    $      (0.12)
                                                                             ==============    =============   =============

Shares used in computing net income (loss) per share:
   Basic................................................................            25,111            25,620          25,368
                                                                             ==============    =============   =============
   Diluted..............................................................            25,652            27,324          25,368
                                                                             ==============    =============   =============

                                ACTEL CORPORATION

                              PRO-FORMA INFORMATION
                   EXCLUDING ACQUISITION-RELATED AMORTIZATION
                                 AND OTHER ITEMS
                    (in thousands, except per share amounts)

     The following Pro-Forma supplemental information adjusts for the effect of acquisition-related amortization and other non-operating items. Not all acquisition-related amortization charges are deductible for income tax purposes. The tax implications of these items have been included in the determination of pro forma net income. This pro forma information is not prepared in accordance with generally accepted accounting principles (GAAP).



                                                                                        Three Months Ended
                                                                             ---------------------------------------------
                                                                                Apr. 3,         Apr. 4,         Jan. 2,
                                                                                 2005            2004            2005
                                                                             ------------    -------------   -------------
Pro-Forma operating costs and expenses..................................     $     24,695    $     22,474    $     24,129
Pro-Forma operating income (loss).......................................     $      1,373    $      3,182    $     (1,586)
Pro-Forma net income....................................................     $      1,995    $      3,203    $        647
Pro-Forma basic earnings per share......................................     $       0.08    $       0.13    $       0.03
Pro-Forma diluted earnings per share....................................     $       0.08    $       0.12    $       0.03








                        PRO-FORMA TO GAAP RECONCILIATION
                            (unaudited, in thousands)


                                                                                        Three Months Ended
                                                                             ---------------------------------------------
                                                                                Apr. 3,         Apr. 4,          Jan. 2,
                                                                                 2005            2004             2005
                                                                             ------------    -------------   -------------
Pro-Forma net income....................................................     $      1,995    $      3,203    $        647
Amortization of acquisition-related intangibles.........................             (558)           (663)           (663)
RTSX-S testing costs and inventory write-off............................               --              --          (3,151)
                                                                             ------------    -------------   -------------
GAAP net income (loss)..................................................     $      1,437    $      2,540    $     (3,167)
                                                                             ============    =============   =============

                                ACTEL CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)



                                                                                             Apr. 3,        Jan. 2,
                                                                                              2005           2005
                                                                                           ------------  ------------
                                     ASSETS


Current assets:
   Cash and cash equivalents...........................................................    $      7,449  $      6,405
   Short-term investments..............................................................         138,877       148,297
   Accounts receivable, net............................................................          22,060        17,686
   Inventories, net....................................................................          44,844        41,218
   Deferred income taxes...............................................................          22,124        22,230
   Prepaid expenses and other current assets...........................................           5,235         4,831
                                                                                           ------------  ------------
         Total current assets..........................................................         240,589       240,667
Property and equipment, net............................................................          22,575        22,804
Goodwill, net..........................................................................          32,142        32,142
Other assets, net......................................................................          18,595        19,677
                                                                                           ------------  ------------
                                                                                           $    313,901  $    315,290
                                                                                           ============  ============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable....................................................................    $     11,120  $     11,397
   Accrued salaries and employee benefits..............................................           4,797         6,776
   Other accrued liabilities...........................................................           3,668         4,364
   Deferred income on shipments to distributors .......................................          29,244        23,658
                                                                                           ------------  ------------
         Total current liabilities.....................................................          48,829        46,195
Deferred compensation plan liability...................................................           3,238         3,258
Deferred rent liability................................................................           1,097         1,044
                                                                                           ------------  ------------
         Total liabilities.............................................................          53,164        50,497
Shareholders' equity...................................................................         260,737       264,793
                                                                                           ------------  ------------
                                                                                           $    313,901  $    315,290
                                                                                           ============  ============